Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration statements (Form S-8, No. 333-111310) pertaining to the Employees’ Stock Option Plans of Elron Electronic Industries Ltd. of our report dated March 14, 2005, with respect to the consolidated financial statements of Elbit Systems Ltd. for the year ended December 31, 2004, included in this Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel, June 25, 2007